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                                                                    EXHIBIT 23.1


[PRICEWATERHOUSECOOPERS LOGO]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference on the Registration Statements on Form S-8 (Nos. 333-51336, 333-53736, 333-51334, 333-34750) of
RightCHOICE Managed Care, Inc. of our reports dated February 9, 2001 relating to the financial statements and financial statement schedule of RightCHOICE Managed Care, Inc., which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
March 21, 2001